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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-2 No. 333-37676) and related Prospectus of Protein Polymer Technologies, Inc. for the registration of 12,640,000 shares of its common stock and to the incorporation by reference therein of our report dated February 8, 2001, with respect to the financial statements of Protein Polymer Technologies, Inc. included in its Annual Report (Form 10-KSB/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                ERNST & YOUNG LLP


San Diego, California
February 21, 2001